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                                                                   Exhibit 10.39

                                                                 Escrow No. 1967

                                ESCROW AGREEMENT
                                ----------------

     ESCROW AGREEMENT made and entered into as of the 16th day of December, 1992 by and between the United States Government ("Navy"), Coso Finance Partners ("CFP") and Bank of America N.A. ("Agent"). CFP and the Navy are sometimes collectively referred to herein as the Parties.

     WHEREAS, CFP is a California general partnership composed of China Lake Operating Company, a Delaware corporation ("CLOC"), and ESCA Limited Partnership, a California limited partnership ("ESCA") the General Partners of which are ESI Geothermal Inc., a Florida corporation, and Mojave Power, Inc., a Delaware corporation;

     WHEREAS, the Agent is a National Banking Association;

     WHEREAS, the Navy and CFP are parties to that certain U.S. Government Contract No. N62474-79-C-5382, dated February 16, 1988 originally entered into between the Navy and China Lake Joint Venture, as subsequently modified and amended (the "Navy Contract");

     WHEREAS, pursuant to Section IV.C.8 of Modification P00008 to the Navy Contract, as further modified by Modification P00025, CFP is required to establish an escrow account (the "Account") to secure the payment of $25,000,000 to the Navy on or before December 31, 2009;

     WHEREAS, simultaneously with the execution of this Agreement CFP is causing the delivery to the Agent of the current balance of the Account.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

Section 1.  Deposit of Items Escrowed.
            -------------------------

     CFP has hereby caused to be delivered to Agent, and the Agent hereby acknowledges receipt of, the balance of the Account aggregating $2,040,410.55 (the "Balance"), to be held by the Agent in accordance with the terms and conditions of this Escrow Agreement.

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     The Balance and any other sums from time to time held by the Escrow Agent pursuant to the terms hereof, including all interest thereon, are herein referred to as the "Escrow Fund," which shall be deemed to be deposited with the Escrow Agent for the account of The Navy, subject to the terms and conditions of this Agreement.

Section 2.  Investment of Escrow Fund.
            -------------------------

     The Escrow Agent shall invest the Escrow Fund in any one or more of the following:

     (a) direct obligations of the United States of America (including obligations issued or held in book entry form on the books of the Department of Treasury of the United States of America) or obligations the timely payment of the principal of and interest on which are fully guaranteed by the United States of America; or

     (b) fully collaterized repurchase agreements; or

     (c) certificates of deposit, banker's acceptances, and other liquid instruments offered by banks in the United States with net assets in excess of $500 million; or

     (d)  prime commercial paper; or

     (e) a taxable government money market portfolio, restricted to obligations issued or guaranteed as to payment of principal and interest by the full faith and credit of the United States.

     For the purpose of investing funds held in escrow, Agent may accept and act upon the oral instructions of John Sylvia, or such other person designated by CFP to the Agent in writing (an "Authorized Caller"). Agent will confirm all oral investment instructions in writing within three (3) business days. If there is any discrepancy between any oral instructions and a written confirmation of that instruction, Agent's records of the oral instructions shall govern.

     CFP shall indemnify and hold Agent harmless from any and all liability for acting on an oral investment instruction purported to be given by an Authorized Caller. Agent shall not be responsible for the authenticity of any instructions, or be in any way liable for any unauthorized instruction or for acting on such an instruction, whether or not the person giving the instructions was, in fact, an Authorized Caller. In no event shall Agent be liable to the Parties for any consequential, special, or exemplary

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damages, including but not limited to lost profits from any cause whatsoever arising out of, or in any way connected with acting upon oral instructions believed by Agent to be genuine.

     Agent will act upon investment instructions the day that such instructions are received, provided the requests are communicated within a sufficient amount of time to allow Agent to make the specified investment. Instructions received after an applicable investment cutoff deadline will be treated as being received by Agent on the next business day, and Agent shall not be liable for any loss arising directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. Agent shall not be liable for any loss incurred by the actions of third parties or by any loss arising by error, failure, or delay in making of an investment which is caused by circumstances beyond Agent's reasonable control.

Section 3.  Termination of Escrow.
            ---------------------

     The escrow of the Escrow Fund (the "Escrow") will terminate at 11:59 PM, Pacific Standard Time, upon the earlier of (a) or (b) below:

     (a) The date upon which (i) the Escrow Agent receives a written or telecopied letter from CFP directing the termination of the escrow and (ii) the balance of the Escrow Fund equals or exceeds $25,000,000.

     (b) December 31, 2009, if the event described in (a) above has not occurred.

     Promptly upon the termination of the Escrow, the Agent shall remit the balance of the Escrow Fund up to the amount of $25,000,000 to the Navy. To the extent that the balance of the Escrow Fund exceeds $25,000,000, amounts in excess of $25,000,000 shall be disbursed in such manner as CFP may direct.

Section 4.  Taxes.
            -----

     CFP shall be responsible for determining any requirements for paying taxes or reporting any payments for tax purposes. CFP may give written directions to the Escrow Agent to prepare and file tax information or to withhold any payments hereunder for tax purposes. CFP agrees to indemnify and hold the Escrow Agent harmless against all liability for tax withholding and/or reporting for any payments made by the Escrow Agent pursuant to this Agreement.

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Section 5.  Reports.
            -------

     Agent shall periodically provide the Parties with reports of the balance of and activity in the Account.

Section 6.  Amendments.
            ----------

     No amendment, modification or addition hereto shall have effect or be binding unless in writing and executed by all of the parties hereto or their respective duly authorized representatives.

Section 7.  Limitations of Duties of Agent.
            ------------------------------

     In performing any duties under the Agreement, the Agent shall not be liable to any Party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Agent. Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that Agent shall in good faith believe to be genuine, nor will Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, Agent may consult with legal counsel in connection with Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

Section 8.  Controversies.
            -------------

     If any controversy arises between the parties to this Agreement, or with any other Party, concerning the subject matter of this Agreement, its terms or conditions, Agent will not be required to determine the controversy or to take any action regarding it. Agent may hold all documents and funds and may wait for settlement of any such controversy by filing appropriate legal proceedings or other measures as, in Agent's discretion, Agent may deem to be required, despite what may be set forth elsewhere in this Agreement. In such event, Agent will not be liable for interest or damage.

     Furthermore, Agent may at its option, file an action of interpleader requiring the Parties to answer and litigate any claims and rights among themselves. Agent is

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authorized to deposit with the clerk of the court all funds held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by Agent due to the interpleader action and which the Parties jointly and severally agree to pay. Upon initiating such action, Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

Section 9.  Indemnification of Agent.
            ------------------------

     CFP agrees to indemnify and hold Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Agent or incurred by Agent in connection with the performance of his/her duties under this Agreement, including, but not limited to, any litigation arising from this Agreement or involving its subject matter. Agent shall have first lien on the property and papers held under this Agreement for such compensation and expenses.

Section 10. Payment of Expenses.
            -------------------

     It is understood that the fees and usual charges on the schedule attached hereto as Exhibit I agreed upon for services of Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if Agent renders any service not provided for in this Agreement, or if the Parties request a substantial modification of its terms, or if any controversy arises, or if Agent is made a Party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and Agent shall have the right to retain all documents and/or other things of value at any time held by Agent, in this escrow until such compensation, fees, costs and expenses are paid. The Parties jointly and severally promise to pay these sums upon demand. Unless otherwise provided, the Agent may deduct such sums from the funds deposited.

Section 11. Notices.
            -------

     All notices, reports, instructions, requests and other communications given under this Agreement shall be

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either (i) sent in writing and delivered to a responsible officer at the party's offices as follows:

     Escrow Agent:  Bank of America NT&SA
                    Corporate Escrow No. 3960
                    One Embarcadero Center
                    Fifth Floor
                    San Francisco, CA  94111

              CFP:  Coso Finance Partners
                    c/o California Energy Company, Inc.
                    10831 Old Mill Road
                    Omaha, NE  68154

         The Navy:  Commander (Code 022)
                    Western Division, Naval Facilities
                    Engineering Command
                    900 Commodore Drive
                    San Bruno, CA  94066-2402

or delivered by first class, registered or certified U.S. mail, return receipt requested, postage prepaid; or (ii) set by telex or telecopier and then acknowledged as received by return telex or telecopier by the intended recipient. Notices shall be deemed received only upon receipt. Notices shall be directed to the addresses or telex or telecopier numbers indicated above; provided, that a party may change its address or numbers for notices by giving written notice to all other parties in accordance with this paragraph.

Section 12. Resignation of Escrow Agent.
            ---------------------------

     Agent may resign at any time upon giving at least thirty (30) days written notice to the Parties; provided however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The Parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the Parties fail to agree upon a successor escrow agent within such time, Agent, shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Agent shall be discharged from any further duties and liability under this Agreement.

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Section 13. Choice of Law; Merger; Successors; Waiver, etc.
            -----------------------------------------------

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California. This Agreement, together with any Exhibits and/or Schedules referred to herein, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. All of the terms, covenants, conditions and provisions of this Agreement shall bind and inure to the benefit of the parties hereto and to their respective successors and assigns. No failure or delay on the part of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or exercise of any right, power or remedy preclude any other further exercise of any right, power or remedy. The invalidity of any provision hereof shall in no way affect the validity of any other provision hereof. Each of the parties hereto shall, at the request of the other party, deliver to the requesting party all further documents or other assurances as may reasonably be necessary or desirable in connection with this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. In the event of any dispute arising out of the subject matter of this Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorneys' fees and court costs incurred in litigation or otherwise settling or resolving such dispute. Titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the cope of this Agreement or the intent of any provision hereof.

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     IN WITNESS WHEREOF, the parties hereunder set their hands and seals as of the date and year first above written.

                                  COSO FINANCE PARTNERS

                                  By:  China Lake Operating Company
                                       General Partner


                                  By:  /s/ signature illegible
                                       ----------------------------
                                  Title:  Vice President


                                  ESCA LIMITED PARTNERSHIP

                                  By:  Mojave Power, Inc.
                                  By:  /s/ Hiram A. Bingham
                                       ----------------------------
                                  Title:  President


                                  BANK OF AMERICA, N.A.

                                  By:  /s/ Barbara Wise
                                       ----------------------------
                                  Title:  Vice President
                                          -------------------------


                                  UNITED STATES GOVERNMENT

                                  By:  /s/ Michael F. Howard
                                       ----------------------------
                                       Michael F. Howard
                                       Head, Contracts Department
                                       Western Division
                                       Naval Facilities Engineering
                                       Command
                                       Contracting Officer

W48679(14409/6)

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